Exhibit 10.1

FIRST AMENDMENT AGREEMENT

This FIRST AMENDMENT AGREEMENT (this “Amendment”) is made as of the 25th day of October, 2013 among:

(a)                                 IGNITE RESTAURANT GROUP, INC., a Delaware corporation (the “Borrower”);

(b)                                 the Lenders, as defined in the Credit Agreement, as hereinafter defined;

(c)                                  KEYBANK NATIONAL ASSOCIATION, a national banking association, as joint lead arranger, joint book runner and administrative agent for the Lenders under this Agreement (the “Administrative Agent”);

(d)                                 MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as joint lead arranger and joint book runner;

(e)                                  BANK OF AMERICA, N.A., a national banking association, as syndication agent;

(f)                                   WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as co-documentation agent; and

(g)                                  CADENCE BANK, N.A., a national banking association, as co-documentation agent.

WHEREAS, the Borrower, the Administrative Agent and the Lenders are parties to that certain Amended and Restated Credit and Security Agreement, dated as of April 9, 2013, that provides, among other things, for loans and letters of credit aggregating One Hundred Fifty Million Dollars ($150,000,000), all upon certain terms and conditions (as the same may from time to time be amended, restated or otherwise modified, the “Credit Agreement”);

WHEREAS, the Borrower, the Administrative Agent and the Lenders desire to amend the Credit Agreement to modify certain provisions thereof;

WHEREAS, each capitalized term used herein and defined in the Credit Agreement, but not otherwise defined herein, shall have the meaning given such term in the Credit Agreement; and

WHEREAS, unless otherwise specifically provided herein, the provisions of the Credit Agreement revised herein are amended effective as of the date of this Amendment;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower, the Administrative Agent and the Lenders agree as follows:

1.                                      Amendment to Definitions in the Credit Agreement.  Section 1.1 of the Credit Agreement is hereby amended to delete the definitions of “Applicable Commitment Fee Rate”, “Applicable Margin”, “Consolidated Rent Expense” and “Pro Forma Consolidated EBITDA” therefrom and to insert in place thereof, respectively, the following:

“Applicable Commitment Fee Rate” means:

(a)                                 for the period from the First Amendment Effective Date through the last day of the month in which the Compliance Certificate for the Quarterly Reporting Period ending September 30, 2013 is delivered to the Administrative Agent, fifty (50.00) basis points; and

(b)                                 commencing with the Consolidated financial statements of the Borrower for the Quarterly Reporting Period ending September 30, 2013, the number of basis points set forth in the following matrix, based upon the result of the computation of the Leverage Ratio as set forth in the Compliance Certificate for such fiscal period, shall be used to establish the number of basis points that will go into effect on the first day of the month following the delivery of such Compliance Certificate and, thereafter, as set forth in each successive Compliance Certificate, as provided below:

Leverage Ratio	Applicable Commitment Fee Rate
Greater than 4.50 to 1.00	50.00 basis points
Greater than 4.00 to 1.00 but less than or equal to 4.50 to 1.00	40.00 basis points
Greater than 3.50 to 1.00 but less than or equal to 4.00 to 1.00	35.00 basis points
Less than or equal to 3.50 to 1.00	30.00 basis points

After the first day of the month following the delivery to the Administrative Agent of the Compliance Certificate for the Quarterly Reporting Period ending September 30, 2013, changes to the Applicable Commitment Fee Rate shall be effective on the first day of each calendar month following the date upon which the Administrative Agent should have received, pursuant to Section 5.3(c) hereof, the Compliance Certificate.  The above pricing matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of the Administrative Agent and the Lenders to charge the Default Rate, or the rights and remedies of the Administrative Agent and the Lenders pursuant to Articles VIII and IX hereof.  Notwithstanding anything herein to the contrary, (i) during any period when the Borrower shall have failed to timely deliver the Consolidated financial statements pursuant to Section 5.3(a) or (b) hereof, or the Compliance Certificate pursuant to Section 5.3(c) hereof, until such time as the appropriate Consolidated financial statements and Compliance Certificate are delivered, the Applicable Commitment Fee Rate shall be the highest rate per annum indicated in the above pricing grid regardless of the Leverage Ratio at such time, and (ii) in the event that any financial information or certification provided to the Administrative Agent in the

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Compliance Certificate is shown to be inaccurate (regardless of whether this Agreement or the Commitment is in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Commitment Fee Rate for any period (an “Applicable Commitment Fee Period”) than the Applicable Commitment Fee Rate applied for such Applicable Commitment Fee Period, then (A) the Borrower shall immediately deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Commitment Fee Period, (B) the Applicable Commitment Fee Rate shall be determined based on such corrected Compliance Certificate, and (C) the Borrower shall immediately pay to the Administrative Agent the accrued additional fees owing as a result of such increased Applicable Commitment Fee Rate for such Applicable Commitment Fee Period.

“Applicable Margin” means:

(a)                                 for the period from the First Amendment Effective Date through the last day of the month in which the Compliance Certificate for the Quarterly Reporting Period ending September 30, 2013 is delivered to the Administrative Agent, four hundred fifty (450.00) basis points for Eurodollar Loans and three hundred fifty (350.00) basis points for Base Rate Loans; and

(b)                                 commencing with the Consolidated financial statements of the Borrower for the Quarterly Reporting Period ending September 30, 2013, the number of basis points (depending upon whether Loans are Eurodollar Loans or Base Rate Loans) set forth in the following matrix, based upon the result of the computation of the Leverage Ratio as set forth in the Compliance Certificate for such fiscal period, shall be used to establish the number of basis points that will go into effect on the first day of the month following the delivery of such Compliance Certificate and, thereafter, as set forth in each successive Compliance Certificate, as provided below:

Leverage Ratio	Applicable Basis Points for Eurodollar Loans	Applicable Basis Points for Base Rate Loans
Greater than 5.50 to 1.00	450.00	350.00
Greater than 5.00 to 1.00 but less than or equal to 5.50 to 1.00	425.00	325.00
Greater than 4.50 to 1.00 but less than or equal to 5.00 to 1.00	350.00	250.00
Greater than 4.00 to 1.00 but less than or equal to 4.50 to 1.00	275.00	175.00
Greater than 3.50 to 1.00 but less than or equal to 4.00 to 1.00	225.00	125.00
Less than or equal to 3.50 to 1.00	175.00	75.00

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After the first day of the month following the delivery to the Administrative Agent of the Compliance Certificate for the Quarterly Reporting Period ending September 30, 2013, changes to the Applicable Margin shall be effective on the first day of each calendar month following the date upon which the Administrative Agent should have received, pursuant to Section 5.3(c) hereof, the Compliance Certificate.  The above pricing matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of the Administrative Agent and the Lenders to charge the Default Rate, or the rights and remedies of the Administrative Agent and the Lenders pursuant to Articles VIII and IX hereof.  Notwithstanding anything herein to the contrary, (i) during any period when the Borrower shall have failed to timely deliver the Consolidated financial statements pursuant to Section 5.3(a) or (b) hereof, or the Compliance Certificate pursuant to Section 5.3(c) hereof, until such time as the appropriate Consolidated financial statements and Compliance Certificate are delivered, the Applicable Margin shall be the highest rate per annum indicated in the above pricing grid for Loans of that type, regardless of the Leverage Ratio at such time, and (ii) in the event that any financial information or certification provided to the Administrative Agent in the Compliance Certificate is shown to be inaccurate (regardless of whether this Agreement or the Commitment is in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Margin Period”) than the Applicable Margin applied for such Applicable Margin Period, then (A) the Borrower shall immediately deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Margin Period, (B) the Applicable Margin shall be determined based on such corrected Compliance Certificate, and (C) the Borrower shall immediately pay to the Administrative Agent the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Margin Period.

“Consolidated Rent Expense” means, for any period, the rent expense (excluding cash payments made with respect to common-area maintenance and property taxes) of the Borrower paid in cash for such period, as determined on a Consolidated basis; provided that, to the extent that during such period any Credit Party shall have consummated an Acquisition permitted hereunder, or any sale, transfer or other disposition of any Person, business, property or assets, Consolidated Rent Expense shall be calculated on a pro forma basis with respect to such Person, business, property or assets so acquired or disposed of in accordance with the definition of Pro Forma Consolidated Rent Expense.

“Pro Forma Consolidated EBITDA” means, with respect to any target of an Acquisition or disposition, Consolidated EBITDA for such target for the most recently completed four consecutive Quarterly Reporting Periods (or other appropriate annual period determined by the Administrative Agent and Borrower) preceding the acquisition or disposition thereof, calculated on the same basis as set forth for Consolidated EBITDA, and adjusted as determined by the Borrower in good faith and on a factually supportable basis to reflect operating expense reductions and other operating improvements or cost synergies reasonably expected to result from such Acquisition or disposition, calculated on a basis consistent with GAAP and satisfactory to the Required Lenders; provided that, with respect to Acquisitions, such adjustments shall only be

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permitted to be made for the Quarterly Reporting Periods ending in 2013 and the aggregate amount of all such adjustments for all Companies with respect to Acquisitions shall be (a) Seven Million Seven Hundred Sixty-Five Thousand Eight Hundred Ninety-Three Dollars ($7,765,893) for the four consecutive Quarterly Reporting Periods ending September 30, 2013, (b) Six Million Two Hundred Eighty-Four Thousand One Hundred Sixty-Nine Dollars ($6,284,169) for the four consecutive Quarterly Reporting Periods ending December 30, 2013, (c) Four Million One Hundred Fifty Thousand Three Hundred Twenty Dollars ($4,150,320) for the four consecutive Quarterly Reporting Periods ending March 31, 2014, (d) Two Million Forty-Seven Thousand Eight Hundred Eighty-Four Dollars ($2,047,884) for the four consecutive Quarterly Reporting Periods ending June 30, 2014, and (e) Six Hundred Fifty-Two Thousand One Hundred Twenty-Five Dollars ($652,125) for the four consecutive Quarterly Reporting Periods ending September 29, 2014.  With respect to any Acquisition consummated during such period, Pro Forma Consolidated EBITDA allocated to each month prior to the acquisition thereof included in the trailing four consecutive Quarterly Reporting Periods for which Consolidated EBITDA is being calculated shall be added to Consolidated EBITDA, and with respect to any disposition consummated within the period in question, Consolidated EBITDA attributable to the Subsidiary, profit centers, or other asset which is the subject of such disposition, from the beginning of such period until the date of consummation of such disposition, shall be subtracted from Consolidated EBITDA.

2.                                      Amendment to Definition of “Consolidated EBITDA”.  The definition of “Consolidated EBITDA” is hereby amended to delete the last sentence therefrom and to insert in place thereof the following:

To the extent that during such period any Credit Party shall have consummated an Acquisition permitted hereunder, or any sale, transfer or other disposition of any Person, business, property or assets, Consolidated EBITDA shall be calculated on a pro forma basis with respect to such Person, business, property or assets so acquired or disposed of in accordance with the definition of Pro Forma Consolidated EBITDA.

3.                                      Additions to Definitions in the Credit Agreement.  Section 1.1 of the Credit Agreement is hereby amended to add the following new definitions thereto:

“First Amendment Effective Date” means October 25, 2013.

“Pro Forma Consolidated Rent Expense” means, with respect to any target of an Acquisition or disposition, Consolidated Rent Expense for such target for the most recently completed four consecutive Quarterly Reporting Periods (or other appropriate annual period determined by the Administrative Agent and Borrower) preceding the acquisition or disposition thereof.  With respect to any Acquisition consummated during such period, Pro Forma Consolidated Rent Expense allocated to each month prior to the acquisition thereof included in the trailing four consecutive Quarterly Reporting Periods for which Consolidated Rent Expense is being calculated shall be added to Consolidated Rent Expense, and with respect to any disposition consummated within the period in question, Consolidated Rent Expense attributable to the Subsidiary, profit centers, or

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other asset which is the subject of such disposition, from the beginning of such period until the date of consummation of such disposition, shall be subtracted from Consolidated Rent Expense.

4.                                      Amendment to Mandatory Prepayments Provisions.  Section 2.12 of the Credit Agreement is hereby amended to delete subsection (c)(ii) therefrom and to insert in place thereof the following:

(ii)                                  Sale of Assets.  Upon the sale or other disposition of any assets by a Company (permitted pursuant to Section 5.12 hereof) to any Person other than to another Company or in the ordinary course of business, and, to the extent the proceeds of such sale or other disposition are in excess of Five Hundred Thousand Dollars ($500,000) during any fiscal year of the Borrower and are not to be reinvested (or are not designated pursuant to contract or written agreement to be reinvested) in fixed assets or other similar assets within two hundred seventy (270) days of such sale or other disposition, the Borrower shall make a Mandatory Prepayment, on the date of such sale or other disposition, in an amount equal to one hundred percent (100%) of the cash proceeds of such disposition net of amounts required to pay taxes and reasonable costs applicable to such sale or disposition; provided that, notwithstanding anything in this subpart (ii) to the contrary, if the aggregate fair market value of all assets sold or disposed of by the Companies, together, shall exceed the basket limitations set forth Section 5.12(f)(iii) hereof (any such amount in excess of such basket limitations to be referred to herein as the “Excess Proceeds”), the Borrower shall (with no reinvestment rights or minimum threshold with respect thereto) make a Mandatory Prepayment, on the date of such sale or other disposition, in an amount equal to (A) one hundred percent (100%) of the cash Excess Proceeds of such sale or disposition net of amounts required to pay taxes and reasonable costs applicable to such sale or disposition if, either prior to and after giving pro forma effect to such sale or disposition, the Leverage Ratio is greater than 4.75 to 1.00, or (B) fifty percent (50%) of the cash Excess Proceeds of such sale or disposition net of amounts required to pay taxes and reasonable costs applicable to such sale or disposition if, both prior to and after giving pro forma effect to such sale or disposition, the Leverage Ratio is less than or equal to 4.75 to 1.00.

5.                                      Amendment to Financial Covenants.  Section 5.7 of the Credit Agreement is hereby amended to delete subsections (a) and (b) therefrom and to insert in place thereof, respectively, the following:

(a)                                 Leverage Ratio.  The Borrower shall not suffer or permit the Leverage Ratio to exceed (i) 6.25 to 1.00 on the First Amendment Effective Date through June 29, 2014, (ii) 6.00 to 1.00 on June 30, 2014 through March 29, 2015, (iii) 5.75 to 1.00 on March 30, 2015 through September 27, 2015, (iv) 5.50 to 1.00 on September 28, 2015 through March 27, 2016, (v) 5.25 to 1.00 on March 28, 2016 through June 26, 2016, (vi) 5.00 to 1.00 on June 27, 2016 through September 25, 2016, and (vii) 4.75 to 1.00 on September 26, 2016 and thereafter.

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(b)                                 Fixed Charge Coverage Ratio.  The Borrower shall not suffer or permit the Fixed Charge Coverage Ratio to be less than (i) 1.25 to 1.00 on the First Amendment Effective Date through September 28, 2014, (ii) 1.30 to 1.00 on September 29, 2014 through March 29, 2015, (iii) 1.35 to 1.00 on March 30, 2015 through September 27, 2015, (iv) 1.40 to 1.00 on September 28, 2015 through March 27, 2016, (v) 1.45 to 1.00 on March 28, 2016 through September 25, 2016, and (vi) 1.50 to 1.00 on September 26, 2016 and thereafter.

6.                                      Amendment to Merger and Sale of Assets Covenant Provisions.  Section 5.12 of the Credit Agreement is hereby amended to delete subsection (f) therefrom and to insert in place thereof the following:

(f)                                   a Company may sell or dispose of its assets (not otherwise permitted hereunder ) for fair market value so long as (i) at the time of any sale or disposition, no Event of Default shall exist or shall result from such sale or disposition, (ii) not less than seventy-five percent (75%) of the aggregate sales price from such sale or disposition shall be paid in cash, (iii) the aggregate fair market value of all assets so sold by the Companies, together, shall not exceed (A) Fifteen Million Dollars ($15,000,000) per fiscal year of the Borrower, and (B) Thirty Million Dollars ($30,000,000) in the aggregate during the Commitment Period, and (iv) after giving effect to such sale or disposition, the Companies are in compliance on a pro forma basis with the covenants set forth in Section 5.7 hereof, recomputed for the most recent Quarterly Reporting Period for which financial statements have been delivered pursuant to Section 5.3 hereof; provided that, notwithstanding anything in this subsection (f) to the contrary, a Company may sell or dispose of its assets in excess of the basket limitations set forth in subpart (iii) above, so long as both before and immediately after giving effect to such sale or disposition, (1) each of the conditions set forth in subparts (i), (ii) and (iv) above are satisfied, and (2) the Borrower shall have demonstrated, on a pro forma basis after giving effect to such sale or disposition and any prepayment of the Loans by the Borrower with the proceeds of such sale or disposition, that the Leverage Ratio is less than or equal to the Leverage Ratio in effect immediately prior to such sale or disposition.

7.                                      Amendment to Real Property Lease Obligations Covenant Provisions.  Article V of the Credit Agreement is hereby amended to delete Section 5.20 therefrom and to insert in place thereof the following:

Section 5.20.  Real Property Lease Obligations.  The Companies shall not enter into any new lease obligations as lessee, on and after the Closing Date (a) for the rental or hire of real property in connection with any Sale/Leaseback Transaction, or (b) for the rental or hire of other real property of any kind under leases or agreements to lease having an original term of one year or more; if, in each case, the Leverage Ratio shall be greater than (i) 5.75 to 1.00 on the First Amendment Effective Date through September 28, 2014, (ii) 5.50 to 1.00 on September 29, 2014 through September 27, 2015, (iii) 5.25 to 1.00 on September 28, 2015 through March 27, 2016, (iv) 5.00 to 1.00 on March 28, 2016 through June 26, 2016, (v) 4.75 to 1.00 on June 27, 2016 through September 25, 2016, and (vi) 4.50 to 1.00 on September 26, 2016 and thereafter.

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8.                                      Closing Deliveries.  Concurrently with the execution of this Amendment, the Borrower shall:

(a)                                 pay an amendment fee to the Administrative Agent, for the pro-rata benefit of the Lenders, in an amount equal to thirty (30.00) basis points multiplied by the Total Commitment Amount;

(b)                                 cause each Guarantor of Payment to execute the attached Guarantor Acknowledgment and Agreement; and

(c)                                  pay all reasonable legal fees and out-of-pocket expenses of the Administrative Agent in connection with this Amendment and any other Loan Documents.

9.                                      Representations and Warranties.  The Borrower hereby represents and warrants  to the Administrative Agent and the Lenders that (a) the Borrower has the legal power and authority to execute and deliver this Amendment; (b) the officers executing this Amendment have been duly authorized to execute and deliver the same and bind the Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by the Borrower and the performance and observance by the Borrower of the provisions hereof do not violate or conflict with the Organizational Documents of the Borrower or any law applicable to the Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against the Borrower; (d) no Default or Event of Default exists, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; (e) each of the representations and warranties contained in the Loan Documents is true and correct in all material respects as of the First Amendment Effective Date as if made on the First Amendment Effective Date, except to the extent that any such representation or warranty expressly states that it relates to an earlier date (in which case such representation or warranty is true and correct in all material respects as of such earlier date); (f) the Borrower is not aware of any claim or offset against, or defense or counterclaim to, the Borrower’s obligations or liabilities under the Credit Agreement or any other Related Writing; and (g) this Amendment constitutes a valid and binding obligation of the Borrower in every respect, enforceable in accordance with its terms.

10.                               Waiver and Release.  The Borrower, by signing below, hereby waives and releases the Administrative Agent, and each of the Lenders, and their respective directors, officers, employees, attorneys, affiliates and subsidiaries, from any and all claims, offsets, defenses and counterclaims, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

11.                               References to Credit Agreement and Ratification.  Each reference to the Credit Agreement that is made in the Credit Agreement or any other Related Writing shall hereafter be construed as a reference to the Credit Agreement as amended hereby.  Except as otherwise specifically provided herein, all terms and provisions of the Credit Agreement are confirmed and

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ratified and shall remain in full force and effect and be unaffected hereby. This Amendment is a Loan Document.

12.                               Counterparts.  This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile or other electronic signature, each of which, when so executed and delivered, shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

13.                               Headings.  The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

14.                               Severability.  Any provision of this Amendment that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

15.                               Governing Law.  The rights and obligations of all parties hereto shall be governed by the laws of the State of New York, without regard to principles of conflicts of laws.

[Remainder of page intentionally left blank.]

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JURY TRIAL WAIVER.  THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS, TO THE EXTENT PERMITTED BY LAW, EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first set forth above.

IGNITE RESTAURANT GROUP, INC.

By:	/s/ Edward W. Engel
Edward W. Engel
Senior Vice President and General Counsel

KEYBANK NATIONAL ASSOCIATION as the Administrative Agent and as a Lender

By:	/s/ Marianne T. Meil
Marianne T. Meil
Senior Vice President

Signature Page 1 of 6 to

First Amendment Agreement

BANK OF AMERICA, N.A. as Syndication Agent and as a Lender

By:	/s/ John H. Schmidt
Name:	John H. Schmidt
Title:	Senior Vice President

Signature Page 2 of 6 to

First Amendment Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION as Co-Documentation Agent and as a Lender

By:
Name:
Title:

Signature Page 3 of 6 to

First Amendment Agreement

CADENCE BANK, N.A. as Co-Documentation Agent and as a Lender

By:	/s/ Charles M. Joye III
Name:	Charles M. Joye III
Title:	Vice President

Signature Page 4 of 6 to

First Amendment Agreement

REGIONS BANK

By:	/s/ Jake Nash
Name:	Jake Nash
Title:	Managing Director

Signature Page 5 of 6 to

First Amendment Agreement

FIFTH THIRD BANK

By:	/s/ Brian Anderson
Name:	Brian Anderson
Title:	Vice President

Signature Page 6 of 6 to

First Amendment Agreement

GUARANTOR ACKNOWLEDGMENT AND AGREEMENT

The undersigned consent and agree to and acknowledge the terms of the foregoing First Amendment Agreement dated as of October       , 2013.  The undersigned further agree that the obligations of the undersigned pursuant to the Guaranty of Payment executed by the undersigned are hereby ratified and shall remain in full force and effect and be unaffected hereby.

The undersigned hereby waive and release the Administrative Agent and the Lenders and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of any kind or nature, absolute and contingent, of which the undersigned are aware or should be aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

JURY TRIAL WAIVER.  THE UNDERSIGNED, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE BORROWER, THE ADMINISTRATIVE AGENT, THE LENDERS AND THE UNDERSIGNED, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

CRAB ADDISON, INC.
JOE’S CRAB SHACK — ALABAMA PRIVATE CLUB, INC.
JOE’S CRAB SHACK — KANSAS, INC.
IGNITE RESTAURANTS — NEW JERSEY, INC.
JOE’S CRAB SHACK — REDONDO BEACH, INC.
JOE’S CRAB SHACK—SAN DIEGO, INC.
BHTT ENTERTAINMENT, INC.
JOE’S CRAB SHACK — MARYLAND, INC.
JOE’S CRAB SHACK — HUNT VALLEY MD, INC.
JOE’S CRAB SHACK — ANNE ARUNDEL MD, INC.

JOE’S CRAB SHACK — ABINGDON MD, INC.
BRICK HOUSE DEVELOPMENT, LLC
MAC MANAGEMENT BLOCKER LLC
MAC PARENT LLC
MAC HOLDING LLC
MAC ACQUISITION LLC
MAC ACQUISITION OF NEW JERSEY LLC
MAC ACQUISITION OF KANSAS LLC
MAC ACQUISITION OF ANNE ARUNDEL COUNTY LLC
MAC ACQUISITION OF HOWARD COUNTY LLC
MAC ACQUISITION OF FREDERICK COUNTY LLC

By:	/s/ Edward W. Engel	By:	/s/ Edward W. Engel
	Edward W. Engel		Edward W. Engel
	Vice President and Secretary		Vice President and Secretary

Signature Page 1of 2 to

Guarantor Acknowledgment and Agreement

MAC ACQUISITION OF MONTGOMERY COUNTY LLC	JCS MONMOUTH MALL — NJ, LLC
MAC ACQUISITION OF BALTIMORE COUNTY LLC	By:	Crab Addison, Inc., its Manager
MAC ACQUISITION IP LLC		By:	/s/ Edward W. Engel
JCS DEVELOPMENT, LLC			Edward W. Engel
RMG DEVELOPMENT, LLC			Vice President and Secretary

By:	/s/ Edward W. Engel
Edward W. Engel
Vice President and Secretary

Signature Page 2of 2 to

Guarantor Acknowledgment and Agreement